                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                                 __X__
Filed by a Party other than the Registrant              _____

Check the appropriate box:

_____  Preliminary Proxy Statement

_____  Confidential, for use of the Commission Only (as permitted by
          Rule 14a-6(e)(2)

_____  Definitive Proxy Statement

_X___  Definitive Additional materials

_____  Soliciting Material Pursuant to ss.240.14a-l l(c) or ss.240.14a-12

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                    AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS.

                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

__X__  No fee required.

_____  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

_____  Fee paid previously with preliminary materials.

                   AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                         Global Natural Resources Fund

Dear Global Natural Resources Fund Shareholder:

I am writing to notify you again of a special meeting of the shareholders of the
Global Natural Resources Fund, a series of American Century Quantitative Equity
Funds, (the "Fund") to be held on August 2, 2002 to vote on the liquidation of the Fund. The meeting will be held at the Fund's offices at 4500 Main Street,
Kansas City, Missouri at 10 a.m. Central Time.

The Fund was closed to new investors on May 15, 2002. In order to comply with
California law with respect to the record date and allow all shareholders who purchased shares of the Fund prior to this date to vote their shares, the Board of Directors has established a new record date of July 9, 2002 for the meeting.
Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting and any adjournments thereof.
The information in this letter amends the Notice of Special Meeting of
Shareholders, Proxy Statement and any other information about the meeting previously delivered to you or included with this letter.

The Board of Directors has amended the Plan of Liquidation (the "Plan") to provide that, subject to shareholder approval, the liquidation will be accomplished under California law through the declaration of a liquidating dividend, redemption, and cancellation of Fund shares rather than the issuance of a liquidating distribution and cancellation of Fund shares. This amendment is necessary to comply with California law and has no impact on shareholders from either a financial or tax standpoint. A copy of the Plan is attached hereto as
Exhibit A.

* IF YOU HAVE NOT PREVIOUSLY VOTED YOUR SHARES please do so by following the directions on the enclosed proxy card. The Board of Directors recommends a vote "FOR" the liquidation of the Fund, for the reasons discussed in the Proxy
  Statement. PLEASE REMEMBER TO VOTE YOUR SHARES AS SOON AS POSSIBLE. If you
  have any questions or need assistance, please contact us at 1-800-331-8331.

* IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES AND DO NOT WISH TO CHANGE YOUR VOTE,
  no action is necessary. Unless we receive instructions from you to the contrary, we will vote your shares according to your instructions on any previously submitted proxy card or pursuant to any instructions previously submitted by telephone or through the internet.

* IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES AND WISH TO CHANGE YOUR INSTRUCTIONS,
  you may do so by following the directions on the enclosed proxy card.

As of the close of business on July 1, 2002, the Fund's Investor and Advisor
Classes had 34,632,084 and 187,858 outstanding votes, respectively. The only shareholders known by American Century Investment Management, Inc. to own more than 5% of the Fund's outstanding shares are Charles Schwab & Co., Inc., San
Francisco, CA, which owned 40% and 58% of the outstanding shares of the Investor and Advisor Classes of the Fund, respectively, and Richard L. Crowder
Construction, Inc., Petersburg, VA, which owned 37% of the outstanding shares of the Advisor Class of the Fund.

The expenses in connection with preparing and mailing this letter have been paid by the Fund's investment adviser.

To the extent the information in the Notice and Proxy Statement has not been amended by this letter, such information remains applicable to this solicitation of proxies and the Special Meeting of Shareholders. If you would like another copy of the Proxy Statement, please contact us at the telephone number listed above and on the proxy card.

Sincerely,

/s/David C. Tucker
David C. Tucker
Senior Vice President                                   DATED: July 10, 2002

                                                         Continued on next page

                                   Exhibit A
                              Plan of Liquidation

This Plan of Liquidation ("Plan") concerns the American Century Global Natural
Resources Fund (the "Portfolio"), a series of American Century Quantitative
Equity Funds (the "Fund"), which is a corporation organized and existing under the laws of the State of California. The Portfolio began operations on September
15, 1994. The Fund is registered as an open-end management investment company registered under the Investment Company Act of 1940, as amended ("Act"). The
Plan is intended to accomplish the complete liquidation and termination of the
Portfolio in conformity with all applicable provisions of California law and the
Fund's Articles of Incorporation.

WHEREAS, the Fund's Board of Directors, on behalf of the Portfolio, has determined that it is in the best interests of the Portfolio and its shareholders to liquidate and terminate the Portfolio; and

WHEREAS, at meetings of the Board of Directors on March 13, 2002 and July 9,
2002, it considered and adopted this Plan as the method of liquidating and terminating the Portfolio and directed that this Plan be submitted to shareholders of the Portfolio for approval;

NOW THEREFORE, the liquidation and termination of the Portfolio shall be carried out in the manner hereinafter set forth:

1.  Effective Date of Plan. The Plan shall be and become effective only upon the adoption and approval of the Plan, at a special meeting of shareholders of the Portfolio called for the purpose of voting upon the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Portfolio entitled to vote. The day of such adoption and approval by shareholders is hereinafter called the "Effective Date."

2.  Liquidation and Termination. As promptly as practicable, consistent with the provisions of the Plan, the Portfolio shall be liquidated and terminated in accordance with the laws of the State of California and the Fund's Articles of Incorporation.

3.  Cessation of Business. After the Effective Date of the Plan, the Portfolio
    shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets and distributing its assets to shareholders of the Portfolio in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Portfolio.

4.  Restriction of Transfer and Redemption of Shares. The proportionate interests of shareholders in the assets of the Portfolio shall be fixed on the basis of their respective shareholdings at the close of business on the
    Effective Date of the Plan. On the Effective Date, the books of the
    Portfolio shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of
    California or otherwise, the shareholders' respective interests in the
    Portfolio's assets shall not be transferable by the negotiation of stock certificates.

5.  Liquidation of Assets. As soon as is reasonable and practicable after the
    Effective Date, all portfolio securities of the Portfolio shall be converted to cash or cash equivalents.

6.  Payment of Debts. As soon as practicable after the Effective Date, the
    Portfolio shall determine and pay, or set aside in cash equivalent, the amount of all known or reasonably ascertainable liabilities of the Portfolio incurred or expected to be incurred prior to the date of liquidating dividend provided for in Section 7, below.

7.  Liquidating Dividend. As soon as possible after the Effective Date of the
    Plan, and in any event within 30 days thereafter, the Portfolio shall mail the following to each shareholder of record on the Effective Date: (1) a liquidating dividend equal to the shareholder's proportionate interest in the net assets of the Portfolio; and (2) information concerning the sources of the liquidating dividend.

8.  Redemption and Cancellation of Shares. As soon as possible after the liquidating dividend under Paragraph 7 has been consummated, the Fund will redeem the shares of the Portfolio and file an amendment to the Fund's
    Articles of Incorporation with the California Secretary of State canceling the outstanding shares of the Portfolio.

9.  Management and Expenses of the Portfolio Subsequent to the Liquidating
    Dividend. The Portfolio shall bear no expenses in carrying out this Plan except those expenses specifically payable by it under the Management
    Agreements between the Portfolio and American Century Investment Management,
    Inc. Any expenses and liabilities attributed to the Portfolio subsequent to the delivery of the liquidating dividend will be borne by American Century
    Investment Management, Inc.

10. Power of Board of Directors. The Board and, subject to the authority of the directors, the officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan. The death, resignation or disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

11. Amendment of Plan. The Board shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the marshalling of Portfolio assets and the complete liquidation and termination of the existence of the Portfolio, and the dividend of its net assets to shareholders in accordance with the laws of the State of California and the purposes to be accomplished by the
    Plan.

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
On behalf of Global Natural Resources Fund
For the Board of Directors

By:  /s/William M. Lyons
     William M. Lyons
     President

SH-SPL-30857 0207